As filed with the Securities and Exchange Commission on November 15, 2006
Registration No. 333-133387

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_________________________

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	94-3295878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
341 Oyster Point Boulevard
South San Francisco, California 94080
(650) 266-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

Daniel N. Swisher, Jr.
President and Chief Executive Officer
Sunesis Pharmaceuticals, Inc.
341 Oyster Point Boulevard
South San Francisco, California 94080
(650) 266-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies to:

Alan C. Mendelson
William C. Davisson
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600
_________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.0001 per share	9,420,291	$5.01 (2)	$47,195,657	$5,050
(1)    This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high ($5.08) and low ($4.94) prices of the Common Stock as reported on The Nasdaq Stock Market on November 13, 2006.

(3)    The registrant previously paid a fee in the amount of $6,472 in connection with the filing of its Registration Statement on Form S-1 on April 19, 2006. Subsequent to the filing and effectiveness of the Registration Statement on Form S-1, the registrant has become eligible to use Form S-3.

_________________________
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Registration Statement on Form S-1 (Commission File No. 333-133387) into a Registration Statement on Form S-3. The Registration Statement on Form S-1 registered the resale of 9,420,291 shares of our common stock, par value $0.0001 per share, by certain selling stockholders.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 15, 2006

9,420,291 Shares

Common Stock

___________________

This prospectus relates to shares of common stock that may be sold by the selling stockholders identified in this prospectus. Of the 9,420,291 shares covered hereby, 7,246,377 are outstanding shares acquired by the selling stockholders and 2,173,914 are shares reserved for issuance by us in the event the selling stockholders exercise warrants to purchase shares of common stock. The shares issuable upon exercise of the warrants will become eligible for disposition by the selling stockholders under this prospectus only as the warrants are exercised. The selling stockholders acquired the shares offered by this prospectus in a private placement of our securities. We are registering the offer and sale of the shares to satisfy registration rights we have granted. We will not receive any of the proceeds from the sale of shares by the selling stockholders. We will receive proceeds from any cash exercise of warrants by the selling stockholders.

The selling stockholders may dispose of their shares of common stock or interests therein in a number of different ways and at varying prices. Please see “Plan of Distribution.”

Our common stock is traded on The Nasdaq Global Market under the symbol “SNSS.” On November 13, 2006, the closing price of our common stock was $4.94.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1.

___________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________

The date of this prospectus is  , 2006

___________________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate as of the date of this prospectus, but the information may have changed since that date.

___________________

References in this prospectus to “we,” “us,” “our,” “our company” or “Sunesis” refer to Sunesis Pharmaceuticals, Inc. Sunesis, Tethering® and   , our logo, are registered trademarks of our company. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration statement. The selling stockholders may from time to time sell their shares of our common stock in one or more transactions. You should read both this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities being offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement and exhibits can be read and are available to the public over the Internet at the Commission’s website at www.sec.gov.

Company Overview

We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel, small molecule therapeutics for use in oncology and other unmet medical needs. We were incorporated in Delaware in February 1998 as Mosaic Pharmaceuticals, Inc., and we subsequently changed our name to Sunesis Pharmaceuticals, Inc.

Our principal executive offices are located at 341 Oyster Point Boulevard, South San Francisco, California 94080, and our telephone number is (650) 266-3500. Our website address is www.sunesis.com. Information contained in, or accessible through, our website is not a part of this prospectus.

Securities Offered

We are registering for resale by the selling stockholders 7,246,377 shares of our common stock initially acquired directly from us in transactions exempt from the registration requirements of federal and state securities laws. In addition, we are registering for resale 2,173,914 shares of our common stock issuable upon exercise of warrants outstanding on the date hereof, as may be amended from time to time. We are also registering for resale any additional shares of common stock which may become issuable with respect to the shares of common stock issued by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2005 and under “Risk Factors” under Item 1A of Part II of our quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, each of which are incorporated by reference in this prospectus, before making an investment decision.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering. We will receive proceeds from any cash exercise of warrants by the selling stockholders. We will use any such proceeds for general corporate purposes, including capital expenditures and working capital.

SELLING STOCKHOLDERS

In March 2006, we entered into a Common Stock and Warrant Purchase Agreement with the selling stockholders pursuant to which we issued to them, for an aggregate purchase price of approximately $45.3 million, 7,246,377 shares of our common stock and warrants to purchase up to 2,173,914 additional shares of our common stock. The purchase price for the common stock and the exercise price for the warrants is $6.21 per share. Investors in the financing paid an additional purchase price equal to $0.125 for each share of common stock underlying the warrants. All securities were sold in a private placement exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, by virtue of Section 4(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. In this prospectus, we refer to this private placement as the “2006 PIPE.” This prospectus covers the resale by the selling stockholders of the shares of common stock and the shares of common stock issuable upon exercise of the warrants that were issued in the 2006 PIPE. We are registering the offer and sale of the shares to satisfy registration rights we have granted.

The following table sets forth information with respect to the selling stockholders and the shares of common stock (which includes shares of common stock underlying warrants) beneficially owned by each selling stockholder that may be offered under this prospectus. The information is based on publicly available records as of the date of this prospectus. Because the selling stockholders may offer all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by the selling stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders. The following table sets forth, as of October 31, 2006, information regarding beneficial ownership of our capital stock by each selling stockholder.

Beneficial ownership is determined according to the rules of the Commission and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days of October 31, 2006 are deemed to be outstanding for computing the percentage ownership of the person holding these options and warrants and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

This table lists applicable percentage ownership based on 29,362,640 shares of common stock outstanding as of October 31, 2006.

	Shares Beneficially Owned Prior to Offering		Shares to be Sold in the Offering	Shares Beneficially Owned After Offering
Name	Number	Percent	(1)	Number	Percent
Entities affiliated with Abingworth(2)	1,383,234	4.7%	607,086	776,148	2.6%
Entities affiliated with Alta Partners(3)	2,512,203	8.4	2,512,203	—	*
Entities affiliated with Baker Biotech(4)	1,465,378	5.0	1,465,378	—	*
Entities affiliated with BVF(5)	628,020	2.1	628,020	—	*
Entities affiliated with Deerfield(6)	2,093,398	7.0	2,093,398	—	*
Domain Public Equity Partners, L.P. (7)	1,046,699	3.5	1,046,699	—	*
The Board of Trustees of the Leland Stanford Junior University (SBST) (8)	20,808	*	20,808	—	*
Entities affiliated with Warburg Pincus(9)	3,868,421	13.1	1,046,699	2,821,722	9.6

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)	Share amounts may include shares sold prior to the date of this prospectus.

(2)
Includes (i) 776,148 shares held by Abingworth Bioventures II SICAV (in liquidation), a Luxembourg registered investment company, and (ii) 466,989 shares and 140,097 shares issuable upon exercise of warrants held by Abingworth Bioequities Master Fund Ltd. All such warrants are immediately exercisable. William Knight, Paul Meyers, Karl U. Sanne, Jean Welter and Genevieve Blauen are the members of the Board of Liquidators, which has powers equivalent to a company’s board of directors. These individuals may be deemed to share dispositive and voting power over the shares owned by Abingworth Bioventures II SICAV (in liquidation). Joe Anderson, Michael Bigham, Stephen Bunting, David Leathers and Jonathan MacQuitty have dispositive and voting power over the shares owned by Abingworth Bioequities Master Fund Ltd. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of Abingworth Bioventures II SICAV is Val des Bons Malades, 2121 Kirchberg, Luxembourg. The address of Abingworth Bioequities Master Fund Ltd. is c/o Bisys Hedge Fund Services (Ireland) LTD, One Georges Quay Plaza, 6th Floor, Dublin 2, Ireland.

(3)
Includes (i) 118,870 shares and 35,661 shares issuable upon exercise of warrants held by Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, (ii) 1,769,975 shares and 530,992 shares issuable upon exercise of warrants held by Alta BioPharma Partners III, L.P. and (iii) 43,619 shares and 13,086 shares issuable upon exercise of warrants held by Alta Embarcadero BioPharma Partners III, LLC. All such warrants are immediately exercisable. Alta Partners III, Inc. provides investment advisory services to Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, Alta BioPharma Partners III, L.P. and Alta Embarcadero BioPharma Partners III, LLC, which we refer to collectively as the Alta Funds. The managing directors of Alta BioPharma Management III, LLC (which is the general partner of Alta BioPharma Partners III, L.P. and the managing limited partner of Alta BioPharma Partners III GmbH & Co. Beteiligungs KG) and the managers of Alta Embarcadero BioPharma Partners III, LLC exercise sole dispositive and voting power over the shares owned by the Alta Funds. Certain principals of Alta Partners III, Inc., Jean Deleage, Alix Marduel, Farah Campsi, Edward Penhoet and Ed Hurwitz, are managing directors of Alta BioPharma Management III, LLC and managers of Alta Embarcadero BioPharma Partners III, LLC. These individuals may be deemed to share dispositive and voting power over the shares held by the Alta Funds. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of Alta Partners III, Inc. and its affiliates is One Embarcadero Center, 37th Floor, San Francisco, California 94111.

(4)
Includes (i) 340,824 shares and 102,247 shares issuable upon exercise of warrants held by Baker Biotech Fund I, L.P., (ii) 700,754 shares and 210,227 shares issuable upon exercise of warrants held by Baker Brothers Life Sciences, L.P., (iii) 30,525 shares and 9,158 shares issuable upon exercise of warrants held by Baker Bros. Investments II, L.P., (iv) 34,383 shares and 10,315 shares issuable upon exercise of warrants held by Baker Bros. Investments, L.P. and (v) 20,728 shares and 6,217 shares issuable upon exercise of warrants held by 14159, L.P. All such warrants are immediately exercisable. Julian Baker and Felix Baker share dispositive and voting power over the shares owned by Baker Biotech Fund I, L.P., Baker Brothers Life Sciences, L.P., Baker Bros. Investments II, L.P., Baker Bros. Investments, L.P. and 14159, L.P. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of Baker Bros. Investments, L.P. and its affiliates is 667 Madison Avenue, 17th Floor, New York, New York 10021.

(5)
Includes (i) 71,900 shares and 21,570 shares issuable upon exercise of warrants held by Biotechnology Value Fund II, L.P., (ii) 104,733 shares and 31,420 shares issuable upon exercise of warrants held by Biotechnology Value Fund, L.P., (iii) 30,419 shares and 9,126 shares issuable upon exercise of warrants held by Investment 10, L.L.C. and (iv) 276,040 shares and 82,812 shares issuable upon exercise of warrants held by BVF Investments, L.L.C. All such warrants are immediately exercisable. Mark Lampert is President of BVF Inc., which is a general partner of BVF Partners L.P., which is a general partner of Biotechnology Value Fund II, L.P. and Biotechnology Value Fund, L.P., the investment manager of Investment 10, L.L.C. and manager of BVF Investments, L.L.C. Mr. Lampert may be deemed to have dispositive and voting power over the shares owned by Biotechnology Value Fund II, L.P., Biotechnology Value Fund, L.P., Investment 10, L.L.C. and BVF Investments, L.L.C. Mr. Lampert disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of Biotechnology Value Fund, L.P. and its affiliates is 900 N. Michigan Avenue, Suite 1100, Chicago, Illinois 60611.

(6)
Includes (i) 425,000 shares and 127,000 shares issuable upon exercise of warrants held by Deerfield International Limited, (ii) 323,306 shares and 99,092 shares issuable upon exercise of warrants held by Deerfield Partners, L.P., (iii) 560,000 shares and 167,000 shares issuable upon exercise of warrants held by Deerfield Special Situations Fund International, Ltd. and (iv) 302,000 shares and 90,000 shares issuable upon exercise of warrants held by Deerfield Special Situations Fund, L.P. James Flynn, investment manager of each of Deerfield International Limited, Deerfield Partners, L.P., Deerfield Special Situations Fund International, Ltd. and Deerfield Special Situations Fund, L.P. has dispositive and voting power over the shares owned by these funds. All such warrants are immediately exercisable. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of Deerfield and its affiliates is 780 Third Avenue, 37th Floor, New York, New York 10017.

(7)
Includes 805,153 shares and 241,546 shares issuable upon exercise of warrants held by Domain Public Equity Partners, L.P., or DPEP. All such warrants are immediately exercisable. The sole general partner of DPEP is Domain Public Equity Associates, L.L.C. The managing members of Domain Public Equity Associates, L.L.C. are Nicole Vitullo and Domain Associates L.L.C. The managing members of Domain Associates, L.L.C. are James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Robert J. More, Nicole Vitullo and Brian Halak. These individuals share dispositive and voting power over the shares owned by DPEP. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of Domain Public Equity Partners, L.P. is c/o Domain Associates, One Palmer Sq., Suite 515, Princeton, New Jersey 08542.

(8)
Includes 16,006 shares and 4,802 shares issuable upon exercise of warrants held by The Board of Trustees of the Leland Stanford Junior University (SBST). All such warrants are immediately exercisable. Martina Poquet, Josh Richter and Victoria VonSchell have dispositive and voting power over the shares owned by The Board of Trustees of the Leland Stanford Junior University (SBST). Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of The Board of Trustees of the Leland Stanford Junior University (SBST) is c/o Stanford Management Company, 2770 Sand Hill Road, Menlo Park, California 94025.

(9)
Includes (i) 3,506,739 shares and 228,261 shares issuable upon exercise of warrants held by Warburg, Pincus Equity Partners, L.P., or WPEP, (ii) 109,214 shares and 12,077 shares issuable upon exercise of warrants held by Warburg, Pincus Netherlands Equity Partners I, C.V., or WP Netherlands I, (iii) 10,922 shares and 1,208 shares issuable upon exercise of warrants held by Warburg, Pincus Netherlands Equity Partners III, C.V., or WP Netherlands III, and (iv) for Mr. Leff only, 4 shares held by his family members. All such warrants are immediately exercisable. Warburg Pincus Partners, LLC, a subsidiary of Warburg Pincus & Co., is the sole general partner of WPEP, WP Netherlands I and WP Netherlands III. Warburg Pincus LLC manages WPEP, WP Netherlands I and WP Netherlands III. Mr. Leff, one of our directors, is a Partner of Warburg, Pincus & Co. and a Managing Director and Member of Warburg Pincus LLC. Charles R. Kaye and Joseph P. Landy are Managing General Partners of Warburg Pincus & Co. and Managing Members and Co-Presidents of Warburg Pincus LLC. Messrs. Kay, Landy and Leff may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares held by the Warburg Pincus entities. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of Warburg Pincus and its affiliates is 466 Lexington Avenue, New York, New York 10017.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for Sunesis Pharmaceuticals, Inc. by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, in-licensing transactions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that website is www.sec.gov.

The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a),
13(c), 14, or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	our annual report on Form 10-K for the year ended December 31, 2005;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•
our current reports on Form 8-K filed on January 6, 2006, February 15, 2006, March 22, 2006, March 24, 2006, May 4, 2006, June 22, 2006, June 28, 2006, July 5, 2006, August 10, 2006, November 2, 2006 and November 7, 2006;

•	our definitive proxy statement on Schedule 14A filed on April 28, 2006;

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 000-51531), filed on September 19, 2005; and

•	all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

These documents may also be accessed on our website at www.sunesis.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Eric H. Bjerkholt, Senior Vice President and Chief Financial Officer, Sunesis Pharmaceuticals, Inc., 341 Oyster Point Boulevard, South San Francisco, California 94080, telephone: (650) 266-3500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses that have been paid or may be payable by Sunesis Pharmaceuticals, Inc. in connection with the sale of the common stock being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$6,472
Blue sky qualification fees and expenses	5,000
Printing and engraving expenses	10,000
Legal fees and expenses	250,000
Accounting fees and expenses	20,000
Transfer agent and registrar fees	5,000
Miscellaneous	3,528
Total	$300,000

ITEM 15. Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance all expenses incurred by its directors and officers in connection with certain legal proceedings, and (iv) the rights conferred in the bylaws are not exclusive.

Article VI of the certificate of incorporation of the registrant provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The registrant has entered into agreements with its directors and officers that require the registrant to indemnify such persons against expenses, judgments, fines and settlement amounts that any such person becomes legally obligated to pay in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its subsidiaries. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The registrant maintains a directors’ and officers’ insurance and registrant reimbursement policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to this offering.

The Eighth Amended and Restated Investor Rights Agreement, as amended, among the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors.

See also the undertakings set out in response to Item 17.

ITEM 16. Exhibits.

Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation of the Registrant (Delaware) (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-121646) filed on December 23, 2004).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-121646) filed on December 23, 2004).

4.1	Specimen Common Stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-121646) filed on December 23, 2004).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-133387) filed on April 19, 2006).

10.44
Common Stock and Warrant Purchase Agreement, dated as of March 17, 2006, among the Company and the Investors listed on the signature pages thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 22, 2006).

10.45
Registration Rights Agreement, dated as of March 17, 2006, among the Company and the Investors listed on the signature pages thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 22, 2006).

10.46	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 22, 2006).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereto and the Company’s Registration Statement on Form S-1 (SEC File No. 333-133387) filed on April 19, 2006).

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, State of California, on the 15th day of November, 2006.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ DANIEL N. SWISHER, JR.
Daniel N. Swisher, Jr. President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel N. Swisher, Jr. and Eric H. Bjerkholt and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* James W. Young, Ph.D.	Executive Chairman of the Board	November 15, 2006

/s/ DANIEL N. SWISHER, JR. Daniel N. Swisher, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2006

/s/ ERIC H. BJERKHOLT Eric H. Bjerkholt	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 15, 2006

* Anthony B. Evnin, Ph.D.	Director	November 15, 2006

* Stephen P.A. Fodor, Ph.D.	Director	November 15, 2006

Signature	Title	Date

* Matthew K. Fust	Director	November 15, 2006

* Steven D. Goldby	Director	November 15, 2006

* Jonathan S. Leff	Director	November 15, 2006

/s/ HOMER L. PEARCE, PH.D. Homer L. Pearce, Ph.D.	Director	November 15, 2006

/s/ DAVID C. STUMP, M.D. David C. Stump, M.D.	Director	November 15, 2006

* James A. Wells, Ph.D.	Director	November 15, 2006

* By :	/s/ DANIEL N. SWISHER, JR.
Daniel N. Swisher, Jr.

EXHIBIT INDEX

Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation of the Registrant (Delaware) (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-121646) filed on December 23, 2004).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-121646) filed on December 23, 2004).

4.1	Specimen Common Stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-121646) filed on December 23, 2004).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-133387) filed on April 19, 2006).

10.44
Common Stock and Warrant Purchase Agreement, dated as of March 17, 2006, among the Company and the Investors listed on the signature pages thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 22, 2006).

10.45
Registration Rights Agreement, dated as of March 17, 2006, among the Company and the Investors listed on the signature pages thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 22, 2006).

10.46	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 22, 2006).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereto and the Company’s Registration Statement on Form S-1 (SEC File No. 333-133387) filed on April 19, 2006).